Exhibit 99.1

NEWS RELEASE

PGT Innovations Completes Acquisition of 75% Ownership Stake in Eco Window Systems

VENICE, Fla., February 1, 2021 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in premium windows and doors, including impact-resistant products and products designed to unify indoor/outdoor living spaces, today announced that it has completed its acquisition of a 75% ownership stake in Eco Window Systems and its related companies (collectively, “Eco”). Eco is a leading manufacturer and installer of aluminum, impact-resistant windows and doors serving the South Florida region.

“This acquisition further advances our strategy of expanding and diversifying our product lines with strong brands,” said Jeff Jackson, President and Chief Executive Officer of PGT Innovations. “We expect the Florida commercial market to continue its long-term growth trend and believe Eco will help PGT Innovations increase its sales and share in that segment. Additionally, we anticipate Eco’s glass manufacturing capabilities will allow us to vertically integrate a larger portion of our operations, by increasing our internal glass manufacturing capacity, which we believe will provide us with more flexibility within our supply chain to meet the growing demand for our products.”

“Eco’s dealer network is highly complementary to our existing footprint, as most of its dealers have not previously been customers of PGT Innovations, and we are excited about developing relationships with those new dealers,” added Jackson. “Over the years, Eco has been both a valued supplier and customer, and we welcome Eco and all its employees to the PGT family of brands.”

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows and doors. Its highly-engineered and technically-advanced products can withstand some of the toughest weather conditions on earth and unify indoor/outdoor living spaces. PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves and a drive to develop category-defining products. PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors, holds the leadership position in its primary markets, and is part of the S&P SmallCap 400 Index.

The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows & Doors, WinDoor®, Western Window Systems®, CGI Commercial®, Eze-Breeze® and NewSouth Window Solutions®. The Company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. The Company’s high-quality products are available in custom and standard sizes with multiple dimensions that allow for greater design possibilities in residential, multi-family, and commercial projects. For additional information, visit www.pgtinnovations.com.

Forward-Looking Statements

Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate” and similar terminology. These risks and uncertainties include factors such as:

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the ability to successfully integrate the operations of Eco or to complete the integration of NewSouth Window Solutions into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integrations;

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disruption from our recent or future acquisitions or increased expenses or unanticipated liabilities making it more difficult to maintain relationships with customers or suppliers of acquired businesses;

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adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;

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macroeconomic conditions in Florida, where the substantial portion of our sales of impact-resistant products are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of our indoor/outdoor living products are currently generated, and in the U.S. generally;

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the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and these measures on the economies and demand for our products, including the products of Eco, in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance;

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changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions, or due to materials shortages related to the COVID-19 pandemic or otherwise;

•	our dependence on a limited number of suppliers for certain of our key materials;

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our dependence on our impact-resistant product lines, which will increase with our acquisition of a controlling ownership stake in Eco, and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisitions of Eco, NewSouth Window Solutions and Western Window Systems;

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our level of indebtedness, which increased in connection with our acquisition of Western Window Systems and NewSouth Window Solutions, and will increase further in connection with our acquisition of Eco;

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increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such debt;

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the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of Eco and NewSouth Window Solutions and Western Window Systems may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	increases in transportation costs, including increases in fuel prices;

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our dependence on our limited number of geographically concentrated manufacturing facilities, which will be increased with our acquisition of a controlling interest in Eco, whose facilities are also located in Florida, where most of our other facilities are located;

•	sales fluctuations to and changes in our relationships with key customers;

•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;

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risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;

•	product liability and warranty claims brought against us;

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in addition to the acquisitions of Eco and NewSouth Window Solutions, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected at the time we acquired it; and

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the other risks and uncertainties discussed under “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended October 3, 2020, and “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 28, 2019 and our other SEC filings.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding: (1) the benefits we expect from our acquisition of a 75% ownership stake in Eco, including advancing our strategy of expanding and diversifying our product lines with strong brands, increasing our glass manufacturing capacity so as to provide us with more operational flexibility, and providing us with relationships with new dealers to whom we have not previously sold our products; (2) future growth in the commercial market in Florida, and our ability to capture and increase sales and share in that market; and (3) demand for our products in future periods You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this press release.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations:

Brad West, 941-480-1600

Senior Vice President and Interim Chief Financial Officer

BWest@PGTInnovations.com

Media Relations:

Stephanie Cz, 941-480-1600

Corporate Communications Manager